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EXHIBIT 23.03(a)

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 21, 2003 with respect to the financial statements of Global Macro Trust in the Registration Statement on Form S-1 of Global Macro Trust filed on September 24, 2003, and related Prospectus of Global Macro Trust as filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

New York, New York
September 23, 2003

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Consent of Independent Auditors